SUB-ITEM 77Q1: Exhibit A

JOHN HANCOCK FUNDS II

AMENDMENT TO ADVISORY AGREEMENT

     AMENDMENT made this 26th day of December, 2007, to the Advisory Agreement dated October 17, 2005, as amended, between John Hancock Funds II, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A Appendix A is revised to

(a) change the advisory fees for the following funds:

Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio

(b)	add the advisory fees for the following funds:

	1.	Retirement Income Portfolio

	2.	Retirement Rising Income Portfolio

	3.	Floating Rate Income Fund

	4.	Global Asset Allocation Fund

Collectively, the fund list above are referred to as the “Funds.”

2.	EFFECTIVE DATE

This Amendment shall become effective with respect to the Fund on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of this Amendment.

JOHN HANCOCK FUNDS II

By:	/s/Keith F. Hartstein
Name: Keith F. Hartstein
	Title:	President

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/Bruce R. Speca
Name: Bruce R. Speca
	Title:	Executive Vice President

APPENDIX A

Floating Rate Income Fund Global Asset Allocation Fund

     The Adviser shall serve as investment adviser for each Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Fund of the Trust. It also includes with respect to certain Funds as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

All Aggregate Net
Fund	Assets*

Floating Rate Income
Fund	.700%

*Aggregate Net Assets include the net assets of the Floating Rate Bond Trust, a series of John Hancock Trust, and the Floating Rate Bond Fund, a series of John Hancock Funds II.

	First	Excess Over
	$500 Million	$500 Million
	of Aggregate	of Aggregate
Trust	Net Assets*	Net Assets*

Global Asset Allocation Fund	.915%	.865%

*Aggregate Net Assets include the net assets of the Global Asset Allocation Trust, a series of John Hancock Trust, and the Global Asset Allocation Fund, a series of John Hancock Funds II.

Retirement Distribution Portfolio Retirement Rising Distribution Portfolio

The Adviser shall serve as investment adviser for each Portfolio listed below.

Retirement Distribution Portfolio Retirement Rising Distribution Portfolio (collectively, the “Retirement Portfolios”)

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Retirement Portfolio, a fee computed separately for each Retirement Portfolio as follows (the “Adviser Fee”).

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Retirement Portfolios determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Retirement Portfolio.

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Retirement Portfolios

First	Excess over
$500 million	$500 million

0.060%	0.050%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Retirement Portfolios determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Retirement Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Retirement Portfolios

First	Excess over
$500 million	$500 million

0.510%	0.500%

     With respect to each Retirement Portfolio, the term “Aggregate Net Assets of Retirement Portfolios” in the schedules above include the net assets of the particular Retirement Portfolio. These terms also includes the net assets of each of the other Retirement Portfolios, but in each case only for the period during which the subadviser for the particular Retirement Portfolio also serves as the subadviser for the other Retirement Portfolios and only with respect to the net assets of such other Retirement Portfolios that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Retirement Portfolios and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Retirement Portfolio, the net assets of each Retirement Portfolio invested in Affiliated Funds and the net assets of each Retirement Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Retirement Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Retirement Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Retirement Portfolios divided by (ii) Aggregate Net Assets of Retirement Portfolios (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for each Retirement Portfolio shall be based on the applicable annual Other Assets fee rate for the Retirement Portfolios which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Retirement Portfolios divided by (ii) Aggregate Net Assets of Retirement Portfolios (the “Applicable Annual Other Assets Fee Rate”).

The fee on Affiliated Fund Assets for each Retirement Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Retirement Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

The fee on Other Assets for each Retirement Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Retirement Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

The daily Adviser Fee for each Retirement Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

If, with respect to any Retirement Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Lifecycle Portfolios

The Adviser shall serve as investment adviser for each Portfolio listed below.

Lifecycle 2010 Portfolio
Lifecycle 2015 Portfolio
Lifecycle 2020 Portfolio
Lifecycle 2025 Portfolio
Lifecycle 2030 Portfolio
Lifecycle 2035 Portfolio
Lifecycle 2040 Portfolio
Lifecycle 2045 Portfolio
Lifecycle 2050 Portfolio
Lifecycle Retirement Portfolio
(collectively, the “Lifecycle Portfolio”)

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Lifecycle Portfolio, a fee computed separately for each Lifecycle Portfolio as follows (the “Adviser Fee”).

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Funds II and John Hancock Funds III.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifecycle Portfolios and all the Lifecycle Funds of John Hancock Trust (as listed below) determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifecycle Portfolio.

The Lifecycle Funds of John Hancock Trust are as follows: Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio, Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio (the “JHT Lifecycle Funds”).

The Lifecycle Portfolios and JHT Lifecycle Funds are collectively referred to as the “Lifecycle Trusts.”

Advisory Fee on Affiliated Fund Assets

Aggregate Net Assets of Lifecycle Trusts

First	Excess over
$7.5 billion	$7.5 billion

0.060%	0.050%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifecycle Trusts determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Lifecycle Portfolio.

Advisory Fee on Other Assets

Aggregate Net Assets of Lifecycle Trusts

First	Excess over
$7.5 billion	$7.5 billion

0.510%	0.500

     With respect to each Lifecycle Portfolio, the term “Aggregate Net Assets of Lifecycle Trusts” in the schedules above include the net assets of the particular Lifecycle Portfolio. These terms also includes the net assets of each of the other Lifecycle Trusts, but in each case only for the period during which the subadviser for the particular Lifecycle Trust also serves as the subadviser for the other Lifecycle Trusts and only with respect to the net assets of such other Lifecycle Trusts that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Lifecycle Trusts and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Lifecycle Trust, the net assets of each Lifecycle Portfolio invested in Affiliated Funds and the net assets of each Lifecycle Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Lifecycle Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Lifecycle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Lifecycle Trusts divided by (ii) Aggregate Net Assets of Lifecycle Trusts (the “Applicable Annual Affiliated Funds Fee Rate”).

     The fee on Other Assets for each Lifecycle Portfolio shall be based on the applicable annual Other Assets fee rate for the Lifecycle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Lifecycle Trusts divided by (ii) Aggregate Net Assets of Lifecycle Trusts (the “Applicable Annual Other Assets Fee Rate”).

     The fee on Affiliated Fund Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

The fee on Other Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

The daily Adviser Fee for each Lifecycle Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to any Lifecycle Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.